UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On December 23, 2013, Meredith Corporation (the Company) entered into two separate definitive asset purchase agreements (collectively the Purchase Agreements) with Gannett Co. Inc. (Gannett). Although Gannett is the only counterparty to the agreements, Gannett is party to other agreements pursuant to which it has the right to cause the transactions being contemplated by the Purchase Agreements. The Purchase Agreements are not cross conditional with each other.

One of the Purchase Agreements (the KMOV Purchase Agreement) provides for the purchase of substantially all of the assets of television station KMOV(TV) in St. Louis, Missouri (KMOV). The cash purchase price for KMOV is $176.9 million subject to working capital adjustment.

The other purchase agreement (the Phoenix Purchase Agreement) provides for the purchase of substantially all of the assets of television station KTVK(TV) in Phoenix, Arizona (KTVK) and the purchase of certain broadcast assets of television station KASW(TV) in Phoenix, Arizona (KASW) by the Company. The Phoenix Purchase Agreement also contemplates the simultaneous purchase of certain other assets of KASW, including the station’s Federal Communication Commission (FCC) licenses, by SagamoreHill of Phoenix, LCC (SagamoreHill), an independent third-party purchaser. The cash purchase price for the assets of KTVK and KASW is $230.6 million subject to working capital adjustment. The Company will also enter into a customary services agreement with SagamoreHill for the Company to provide certain services for the operation of KASW in accordance with FCC local television ownership rules.

The Company anticipates financing the acquisitions through a combination of additional bank and private placement debt. Both transactions are expected to close during the first half of calendar year 2014, subject to regulatory approvals and other customary closing conditions.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements themselves, which will be filed as exhibits to the Company’s Quarterly Report on Form 10‑Q for the period ended December 31, 2013, expected to be filed in January of 2014.

Item 7.01	Regulation FD Disclosure
On December 23, 2013, Meredith Corporation issued a news release reporting the agreements to purchase broadcast assets of television stations in Phoenix and St. Louis. A copy of the press release announcing these transactions as described in Item 1.01 above is attached as Exhibit 99.1. The related conference call script is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits
	(d)	Exhibits

		99.1	News release issued by Meredith Corporation dated December 23, 2013, reporting agreements to purchase broadcast assets of television stations in Phoenix and St. Louis
99.2
Conference call script of conversation with analysts on December 23, 2013, concerning news release of the same date which reported agreements to purchase broadcast assets of television stations in Phoenix and St. Louis

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Joseph Ceryanec

Joseph Ceryanec Vice President - Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 23, 2013

Index to Exhibits
Exhibit Number	Item

99.1	News release issued by Meredith Corporation dated December 23, 2013, reporting agreements to purchase broadcast assets of television stations in Phoenix and St. Louis
99.2
Conference call script of conversation with analysts on December 23, 2013, concerning news release of the same date which reported agreements to purchase broadcast assets of television stations in Phoenix and St. Louis